UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|	Definitive Proxy Statement
|X|	Definitive Additional Materials
|_|	Soliciting Material under 240.14a-12

Infodata Systems Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|	No fee required.
|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)        Title of each class of securities to which transaction applies: Common stock, par value $0.03 per share, of Infodata Systems Inc. (the “Registrant’s common stock”)

        (2)        Aggregate number of securities to which transaction applies: 5,330,382 outstanding shares of the Registrant’s common stock, options to purchase 1,128,753 shares of the Registrant’s common stock under the Registrant’s 1995 Stock Option Plan and 84,542 shares of the Registrant’s common stock under the Registrant’s 1997 Employee Stock Purchase Plan, all as of June 8, 2005.

        (3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying one-fiftieth of one percent times $7,435,000 (which is the proposed total cash payment to be made to holders of the Registrant’s common stock and options).

        (4)        Proposed maximum aggregate value of transaction: $7,435,000

        (5)        Total fee paid: $1,487

|X|	Fee paid previously with preliminary materials.

        |_|    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2

[Communication emailed by Edwin Miller, CEO of Infodata Systems Inc., to employees of Infodata Systems Inc. on July 28, 2005 regarding Voting For The Merger With McDonald Bradley]

Hello, I hope everyone is doing well and having a great summer!

If you owned shares of Infodata as of July 15, 2005, you are deemed to be a shareholder of record for voting at the Special meeting on Monday, August 22, 2005.  You will be receiving a Proxy and Proxy Card in the mail forwarded by our transfer agent, AMSTOCK.  If you owned shares which are being held in a brokerage account (i.e., “Street Name”), your broker will be forwarding the Proxy material to you.

The action at hand is to vote on the merger of Infodata and McDonald Bradley (MBI).  The votes will be tallied the morning of the Special Meeting.  Your vote must be received prior to this date in order to be counted, but please vote as soon as possible - PLEASE DO NOT WAIT UNTIL THE LAST MINUTE.)

As discussed in the proxy statement, your Board of Directors and management team believe that this merger with MBI is in the best interest of shareholders, and urges all shareholders to vote their shares promptly.  The vote requirement to approve the merger is more than two-thirds of our outstanding shares, so every vote counts, no matter how many or how few shares you own.  (You will have three choices — For, Against, or Abstain.   It’s important to know that NOT VOTING or ABSTAINING is the same as voting Against!)

For shares held in your own name, you must complete a Proxy Card and return it as directed or vote via the telephone or internet by following the instructions provided on the proxy card.   The quickest way to have your shares counted is to vote via the telephone or the Internet.

If your shares are held in a brokerage account, you must either provide specific voting instructions to your broker, or vote your shares over the phone or Internet.  Again, you may instruct your broker how to vote on your behalf, but the quickest way to have your shares counted is to vote via the telephone or the Internet.  Instructions on how to vote over the phone or Internet are enclosed in the package your brokerage firm has sent to you.

Your shares cannot be represented or voted at the Special Meeting on August 22, 2005 unless you either (1) sign and return the enclosed voting form, or (2) vote by telephone or over the Internet.

If you sign and return the enclosed form without indicating a choice of “for”, “against” or “abstain”, then your shares will be voted as recommended by your Board of Directors.

If you do not receive the Proxy material by the end of this week, please contact me by cell (703.447.2168) or by email, and I will facilitate another copy for you.  If you need any additional explanation about the voting process, please contact me.  Please remember — VOTE FOR and VOTE EARLY!

Thank you for all of your support,

Edwin